UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market, LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 14, 2023, the Company announced the appointment of Gülsen Kama as Bionano Genomics, Inc.’s (the “Company”) Chief Financial Officer, effective as of September 11, 2023 (the “Effective Date”).

Ms. Kama, 50, most recently served as the Chief Financial Officer of Northern Data AG beginning in June 2022. Prior to joining Northern Data, Ms. Kama served as the Chief Financial Officer of the East Region and Healthcare IT for Quest Diagnostics Incorporated from May 2016 to May 2022.

Pursuant to the terms of Ms. Kama’s employment agreement (the “Kama Employment Agreement”), effective as of the Effective Date, Ms. Kama’s employment may be terminated at-will by either party, with or without notice, subject to the terms of the Kama Employment Agreement. Ms. Kama will receive a base salary of $460,000 per year and be eligible for an annual discretionary bonus with a target amount of 55% of her base salary based on the achievement of certain performance goals that are determined by the Board of Directors of the Company. Ms. Kama will be issued an option to purchase 106,000 shares of common stock in the Company with a per share exercise price equal to the fair market value on the date of grant (the “Option”). The shares subject to the Option will vest over four years of continuous service to the Company, with 25% of the shares subject to the Option vesting on the first year anniversary of the Effective Date, and the remaining shares vesting in equal monthly installments over the subsequent 36 months of continuous service thereafter. The Option shall be governed in all respects by the terms of the Company’s 2020 Inducement Plan, as amended, and option agreement between Ms. Kama and the Company. Ms. Kama will also receive a one-time signing bonus of $150,000 contingent on Ms. Kama remaining continuously employed with the Company for one year after the Effective Date.

Ms. Kama will be entitled to receive severance benefits in the event her employment is terminated by the Company without cause or she resigns for good reason, provided she remains in compliance with the terms of the Kama Employment Agreement. In the event of such termination or resignation, Ms. Kama will receive (i) severance in a lump sum equal to six months of her then-current base salary, (ii) up to six months of COBRA group health insurance continuation, and (iii) any unvested portion of the Option, but only if such termination is during the period beginning 30 days before and ending 24 months following a change in control. The severance benefits are conditioned upon Ms. Kama signing and not revoking a separation agreement and release of claims by no later than the 45th day after the employment termination.

The Company expects that Ms. Kama will enter into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-225970), filed with the SEC on July 17, 2018.

The selection of Ms. Kama to serve as the Company’s Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Ms. Kama and any director or executive officer of the Company. Ms. Kama has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

The foregoing description of the Kama Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Kama Employment Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2023.

Departure of Chief Financial Officer

On August 11, 2023, Christopher Stewart resigned as Chief Financial Officer of the Company effective as of September 11, 2023. Following the Effective Date and to ensure an orderly transition, Mr. Stewart has agreed to consult with the Company through November 11, 2023, which may be further extended with the mutual agreement of Mr. Stewart and the Company (the “Consulting Period”).

In connection with Mr. Stewart’s resignation, the Company and Mr. Stewart entered into a transition, separation and consulting agreement (the “Stewart Separation and Consulting Agreement”) pursuant to which Mr. Stewart: (i) will continue in employment with the Company through the Effective Date, unless terminated sooner, (ii) will be entitled to receive, subject to Mr. Stewart’s execution of a customary release of claims in favor of the Company and compliance with his obligations under the Separation and Consulting Agreement: (a) a lump sum amount equal to six weeks of his current annual base salary as a transition period bonus payment; (b) a lump sum amount equal to six weeks of his current annual base salary upon achievement of a strategic milestone on or before September 11, 2023; (c) a cash amount equal to six months of his current annual base salary; and (d) COBRA group health insurance continuation up to February 29, 2024, (iii) will be eligible to be paid by the Company consulting fees at a rate of $500.00 per hour for actual time spent providing consulting services to the Company during the Consulting Period, and (iv) will have his equity awards continue to vest through the end of the Consulting Period.

The foregoing description of the Stewart Separation and Consulting Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Stewart Separation and Consulting Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2023.

Item 7.01	Regulation FD Disclosure.

On August 14, 2023, the Company issued a press release announcing Ms. Kama’s appointment and Mr. Stewart’s departure. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued August 14, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: August 14, 2023	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)